                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                   RYKA INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                   RYKA INC.
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                  RYKA, INC.
                         555 S. HENDERSON ROAD SUITE B
                     KING OF PRUSSIA, PENNSYLVANIA  19406



                                                                    May 22, 1996


Dear Shareholder:

       You are cordially invited to attend the 1996 Annual Meeting of Shareholders of RYKA Inc. which will be held on Wednesday, June 19, 1996, at 10:00 A.M., at the executive offices of the Company, 555 South Henderson Road, Suite B, King of Prussia, Pennsylvania 19406. The official notice of the meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

       Shareholders of the Company are being asked to elect three members of the Company's Board of Directors, to amend the Company's Certificate of Incorporation, and to ratify and approve the Company's 1996 Equity Incentive Plan. Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

       Your copy of the Company's 1995 Annual Report also is enclosed. We appreciate your interest in the Company.

                                      Sincerely,



                                      MICHAEL G. RUBIN
                                      Chairman and
                                      Chief Executive Officer


- --------------------------------------------------------------------------------
 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN YOUR PROXY CARD AND PROMPTLY RETURN IT IN THE REPLY ENVELOPE PROVIDED (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES). IF YOU RECEIVE MORE THAN ONE PROXY
 CARD BECAUSE YOUR OWN SHARES THAT ARE REGISTERED DIFFERENTLY, THEN PLEASE DATE, SIGN AND RETURN ALL OF THEM. THANK YOU.
- --------------------------------------------------------------------------------

                                   RYKA INC.
                       555 SOUTH HENDERSON ROAD SUITE B
                           KING OF PRUSSIA, PA 19406


                  -------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 19, 1996

                  -------------------------------------------


To Our Shareholders:

       The 1996 Annual Meeting of Shareholders of RYKA Inc. (the "Company") will be held at the executive offices of the Company, 555 South Henderson Road, Suite B, King of Prussia, Pennsylvania 19406, on Wednesday, June 19, 1996, at 10:00 A.M.,for the following purposes as more fully described in the annexed Proxy
Statement:

          1.   To elect three members of the Board of Directors;

          2. To amend Article 4 of the Company's Certificate of Incorporation to provide that the number of shares of Common Stock which the Company has authority to issue be increased from 70,000,000 to 90,000,000 shares;

          3. To ratify and approve the adoption of the Ryka Inc. 1996 Equity Incentive Plan; and

          4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

       The Board of Directors has fixed May 17, 1996 as the record date for the determination of shareholders entitled to vote at the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting.

       You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

                                    By the Order of the Board of Directors



                                    STEVEN A. WOLF
                                    Secretary


May 22, 1996

                                   RYKA INC.
                           555 SOUTH HENDERSON ROAD
                           KING OF PRUSSIA, PA 19406


                  -------------------------------------------

                                PROXY STATEMENT

                  -------------------------------------------



       This proxy statement, which together with the accompanying proxy card is first being mailed to shareholders on or about May 22, 1996, is furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors on behalf of the Company for use in voting at the 1996 Annual Meeting of Shareholders, including any adjournment or postponement thereof.

       Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. Any proxy not so directing to the contrary will be voted "for" the Company's nominees as directors, "for" approval of the amendment to the Company's Certificate of Incorporation, and "for" approval of the ratification and approval of the 1996 Equity Incentive Plan. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by delivering a later dated proxy or by giving written notice to the Secretary of the Company.

       At the close of business on May 17, 1996, the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting, the Company's outstanding voting securities consisted of 46,615,326 shares of Common Stock. In order for a quorum to be present at the 1996 Annual Meeting, a majority of the outstanding shares of the Company's Common Stock as of the close of business on the record date must be present in person or represented by proxy at the meeting. All such shares that are present in person or represented by proxy at the meeting will be counted in determining whether a quorum is present, no matter how the shares are voted or whether they abstain from voting or are broker non-votes.

       Holders of Common Stock are entitled to one vote per share. The election of directors will be determined by a plurality vote, with the three nominees receiving the most "for" votes being elected. Approval of the amendment to the Company's Certificate of Incorporation requires that a majority of the Company's outstanding shares of Common Stock vote "for" the proposal. Approval of the 1996 Equity Incentive Plan requires that a majority of the quorum vote "for" the proposal. An abstention or broker non-vote on any proposal other than the election of directors, therefore, will have the same legal effect as an "against" vote, although some persons analyzing the voting results may interpret these actions differently.

       The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors, officers or employees of the Company and its subsidiaries without additional compensation. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

                            PRINCIPAL SHAREHOLDERS

       The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of April 24, 1996 by (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.


                                                    NUMBER OF SHARES OF
                  NAME AND ADDRESS OF                  COMMON STOCK         PERCENTAGE OF
                 BENEFICIAL OWNER /(1)/          BENEFICIALLY OWNED /(2)/   COMMON STOCK
     ---------------------------------------    -------------------------  ---------------
     Michael G. Rubin......................          20,311,444 /(3)/           39.0%

     Kenneth J. Adelberg...................             225,000 /(4)/            *

     Sheri Poe.............................           2,351,411 /(5)/            5.0%

     Dennis F. DiDominicis.................               2,000                  *

     Steven A. Wolf........................             100,000 /(6)/            *

     All directors and executive officers
        as a group (5 persons).............          22,989,855 /(3)(7)/        43.6%

*less than 1.0%

(1) Except as otherwise shown, the address of each person listed above is in care of the Company, 555 S. Henderson Road, Suite B, King of Prussia, PA 19406.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or member of a group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 14,750,000 shares of Common Stock and a warrant to purchase 5,100,000 shares of Common Stock held by MR Acquisitions, L.L.C., and 461,444 shares of Common Stock which are the vested shares issuable upon exercise of a Contingent Common Stock Purchase Warrant held by MR Acquisitions, L.L.C. to purchase 4,000,000 shares of Common Stock. Mr. Rubin is the Manager of MR Acquisitions, L.L.C.

(4) Includes 25,000 shares of Common Stock issuable upon exercise of outstanding options.

(5) Includes 395,000 shares of Common Stock issuable upon exercise of outstanding options.

(6) Represents 100,000 shares of Common Stock issuable upon the exercise of outstanding options.

(7) Includes 520,000 shares of Common Stock issuable upon exercise of outstanding options.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

       Three directors are to be elected at the 1996 Annual Meeting to serve for one-year terms until the 1997 Annual Meeting and until their respective successors are elected and qualified. All of the nominees currently are serving as directors of the Company. The Company knows of no reason why any nominee would be unable to serve as a director. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee should for any reason become unable to serve, then all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may designate, or the Board may reduce the number of directors to eliminate the vacancy.

       The nominees for election as directors are as follows:

             NAME                 AGE                      POSITION
- ------------------------------   -----  ---------------------------------------------------
Michael G. Rubin /(1)(2)/.....   23      Chief Executive Officer and Chairman of the Board

Sheri Poe /(1)/...............   42      Founder, Spokesperson and Director

Kenneth J. Adelberg /(2)(3)/..   43      Director

(1)  Member of the Executive Committee
(2)  Member of the Compensation Committee
(3)  Member of the Audit Committee



       Michael G. Rubin has served as Chairman of the Board and Chief Executive Officer of the Company since July 31, 1995. Since establishing KPR Sports International, Inc., a privately-held footwear distribution company in 1991, Mr. Rubin has served as its President and Director. In 1994, Mr. Rubin received the 1994 Entrepreneur of the Year Award for the Delaware Valley Region which is sponsored by Inc. magazine and Ernst & Young. Mr. Rubin is the President of several privately-held companies based in King of Prussia, Pennsylvania and serves as the Manager of MR Acquisitions, L.L.C., a Delaware limited liability company. Mr. Rubin attended Villanova University, Villanova, Pennsylvania.

       Sheri Poe is a co-founder of the Company and serves as spokesperson for the Company. Ms. Poe served as Chairman of the Board from April 1988 until July 31, 1995 and as an executive officer of the Company since its inception until July 31, 1995, serving as President and Treasurer from the Company's inception in February 1987 until February 1991 and as President and Chief Executive Officer since February 1991. Ms. Poe also served as Treasurer of the Company from April 1995 until July 31, 1995. Ms. Poe attended Southern Illinois University.

       Kenneth J. Adelberg has served as a Director of the Company since July 31, 1995. Since 1987, he has been President and Chief Executive Officer of HiFi House Group of Companies, a privately-held company based in Broomall, Pennsylvania. Mr. Adelberg is a director and founding stockholder of US Wats, Inc., a publicly-traded company specializing in business telecommunications services, located in Bala Cynwyd, Pennsylvania, which was established in 1989. Mr. Adelberg is a founding stockholder and director of Republic Bank, Philadelphia, Pennsylvania, a publicly-traded bank which has been in operation since 1989. Mr. Adelberg holds Bachelor of Science degrees in Biophysics and Physiological Psychology from Pennsylvania State University and attended the MBA program at Drexel University, Philadelphia, Pennsylvania.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

       From January 1, 1995 until July 31, 1995, the Board of Directors consisted of Susan E. Engel, Robert J. Fuhrman, Richard S. Humphrey, Jr. and Sheri Poe. On July 31, 1995, Ms. Engel and Messrs. Fuhrman and Humphrey resigned from the Board and the Committees of the Board on which they served, and Michael
G. Rubin and Kenneth J. Adelberg were elected to the Board. During 1995, the Board of Directors held 13 meetings, the Audit Committee held no meetings, the Compensation Committee held two meetings, and the Executive Committee held no meetings. The Board of Directors does not have a standing Nomination Committee. During 1995, each director attended at least 90% of the total number of meetings of the Board of Directors and Committees on which he served.

       The Audit Committee reviews the Company's accounting and financial practices and policies and the scope and results of the Company's external and internal audits. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent public accountants and administers the Company's business conduct, conflict of interest and related policies. Mr. Adelberg currently serves on the Audit Committee.

       The Compensation Committee establishes the compensation policies for executive officers of the Company and administers the Company's stock option plans. Only directors who are "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, may serve on the Compensation Committee. Messrs. Rubin and Adelberg currently serve on the Compensation Committee.

       The Executive Committee reviews certain aspects of transactions and policies that have been generally approved by the Board of Directors. The Executive Committee also is authorized to exercise the powers of the Board of Directors during the intervals between Board meetings, except those powers that are prohibited by law from being delegated. The Executive Committee currently consists of Mr. Rubin and Ms. Poe.

DIRECTOR COMPENSATION

       Each Director who is not an employee of the Company received an option to purchase 25,000 shares of the Company's Common Stock upon joining the Board of Directors and annual stock option grants to purchase 25,000 shares. The Directors do not receive any cash compensation for their services on behalf of the Company but are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any Committee. Those Directors who are employees of the Company do not receive any compensation for their services as Directors.

                                 PROPOSAL TWO

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
              CERTIFICATE OF INCORPORATION INCREASING THE NUMBER
              OF AUTHORIZED SHARES OF COMMON STOCK BY 20,000,000

       Under the Company's Certificate of Incorporation, the Company currently is authorized to issue up to 70,000,000 shares of Common Stock. As of May 17, 1996, after taking into account the transactions and proposed transactions described below, the Company had issued, reserved for issuance or proposed to reserve for issuance 71,287,206 shares of the Company's Common Stock. In March 1996, the Board of Directors approved an amendment to the Company's Certificate of Incorporation that increases the maximum number of authorized shares by 20,000,000 to a total of 90,000,000 shares, subject to approval by the shareholders of the Company. The purpose of the Amendment is to provide sufficient shares for the transactions and proposed transactions described below and for future financings, equity-based compensation plans, recapitalizations, acquisitions and other corporate transactions. Once authorized, the additional shares of Common Stock may be issued with approval of the Board of Directors but without further approval of the shareholders unless shareholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for shareholders to approve such transactions.

       At the November 15, 1995 meeting of shareholders, the Company's shareholders approved an increase in the number of the Company's authorized shares of common stock from 45,000,000 to 70,000,000. This increase was necessary in order to (i) consummate the financing arrangements between the Company and MR Acquisitions, L.L.C., a company that is indirectly, wholly-owned by Michael Rubin, and related financings, (ii) effect settlements with certain of the Company's creditiors, and (iii) provide sufficient shares for the Company's 1995 Stock Option Plan and 1995 Non-Employee Directors Stock Option Plan. Since November 15, 1995, the Company (i) adopted its "Partners Share Success" Equity Incentive Plan providing for the issuance of up to 4,200,000 shares of common stock pursuant to stock awards granted to the retail sales and management personnel of certain of the Company's customers, (ii) negotiated a credit facility with a new Lender to replace its existing facility, which new facility requires the Company to raise an additional $2,000,000 in equity as a condition to obtaining such facility, and (iii) adopted the 1996 Equity Incentive Plan (as further described below) providing for the issuance of up to 2,000,000 shares.

       Shareholder approval of this proposal is required under Delaware law. Approval of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock by 20,000,000 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. If the shareholders do not approve the amendment, then the number of authorized shares of the Company's Common Stock will remain at 70,000,000.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL TWO.


                                PROPOSAL THREE

             APPROVAL OF THE COMPANY'S 1996 EQUITY INCENTIVE PLAN

       In March, 1996, the Board of Directors adopted the Company's 1996 Equity Incentive Plan ("Incentive Plan"), subject to approval by the shareholders of the Company. The primary reason for adopting the Incentive Plan is to ensure that the Company will be able to continue providing equity based compensation to its key employees.

       PURPOSES. The purposes of the Incentive Plan are to promote the long-term retention of the Company's key employees and certain other persons who are in a position to make significant contributions to the success of the Company, to further reward these employees and other persons for their contributions, to provide additional incentive to these employees and other persons to continue making similar contributions, and to further align the interests of these employees and other persons with those of the Company's shareholders. To achieve these purposes, the Incentive Plan permits grants of incentive stock options ("ISOs"), options not intended to qualify as ISOs ("nonqualified options"), stock appreciation rights ("SARs"), restricted, unrestricted and deferred stock awards, performance awards, loans and supplemental cash awards, and combinations of the foregoing (all referred to as "Awards").

       NUMBER OF SHARES. The Incentive Plan permits Awards to be granted for a total of 2,000,000 shares of the Company's Common Stock, which may be treasury shares, reacquired shares or newly-issued shares. Shares issuable under Awards that terminate unexercised, shares issuable under Awards that are payable in stock or cash but are paid in cash, and shares issued but later forfeited will be available for future Awards under the Incentive Plan.

       ELIGIBLE RECIPIENTS.   All current and future employees of the Company,
and other persons who, in the opinion of the Compensation Committee are in a position to make significant contributions to the success of the Company, such as consultants and non-employee directors other than members of the Compensation Committee itself, are eligible to receive Awards under the Incentive Plan.

       ADMINISTRATION. The Incentive Plan is administered by the Compensation Committee which determines, among other things and subject to certain conditions, the persons eligible to receive Awards, the persons who actually receive Awards, the type of each Award, the number of shares of Common Stock subject to each Award, the date of grant, exercise schedule, vesting schedule and other terms and conditions of each Award, whether to accelerate the exercise or vesting schedule or waive any other term or conditions of each Award, whether to amend or cancel an Award, and the form of any instrument used under the Incentive Plan. The Compensation Committee has the right to adopt rules for the administration of the Incentive Plan, settle all controversies regarding the Incentive Plan and any Award, and construe and correct defects and omissions in the Incentive Plan and any Award. The Incentive Plan may be amended, suspended or terminated by the Board of Directors, subject to certain conditions, provided that shareholder approval will be required whenever necessary for the Incentive Plan to continue to satisfy the requirements of certain securities and tax laws, rules and regulations.

       STOCK OPTIONS. Recipients of stock options under the Incentive Plan will have the right to purchase shares of the Company's Common Stock at an exercise price, during a period of time and on such other terms and conditions determined by the Compensation Committee. For ISOs, the recipient must be an employee, the exercise price must be at least 100% (110% if issued to a 10% shareholder) of fair market value on the date of grant, and the term cannot exceed ten years (five years if issued to a 10% stockholder) from date of grant. If permitted by the Compensation Committee and subject to certain conditions, an option exercise price may be paid by delivery of shares of the Company's Common Stock that have been outstanding for at least six months, or a promissory note, or a broker's undertaking to promptly deliver the necessary funds, or by a combination of those methods. If permitted by the Compensation Committee, options (other than those granted in tandem with SARs) may be settled by the Company paying to the recipient, in cash or shares of Common Stock (valued at fair market value), an amount equal to the fair market value minus the exercise price of the option shares.

       SARS. SARs may be granted under the Incentive Plan either alone or in tandem with stock options. Generally, recipients of SARs are entitled to receive, upon exercise, cash or shares of Common Stock (valued at fair market value) equal to the fair market value on the date of exercise minus the fair market value on the date of grant of the shares subject to the SAR, although certain other measurements also may be used. A SAR granted in tandem with a stock option is exercisable only if and to the extent that the option is exercised.

       STOCK AWARDS. The Incentive Plan provides for restricted, unrestricted and deferred stock awards. Stock awards allow the recipient to acquire shares of the Company's Common Stock for their par value or any higher price determined by the Compensation Committee. In the case of restricted stock awards, the shares acquired are subject to a vesting schedule and other possible conditions determined by the Compensation Committee. In the case of a deferred stock award, the recipient is entitled to acquire shares in the future at such times and on such conditions determined by the Compensation Committee.

       PERFORMANCE AWARDS. The Incentive Plan provides for performance awards entitling the recipient to receive stock options, stock awards or other types of Awards conditional upon achieving performance goals determined by the Compensation Committee. Performance goals may involve overall corporate performance, operating group or business unit performance, personal performance or any other category of performance determined by the Compensation Committee. Financial performance may be measured by revenue, operating income, net income, earnings per share, Common Stock price, price-earnings multiple, or other financial factor determined by the Compensation Committee.

       OTHER AWARDS. Under the Incentive Plan, loans or supplemental cash awards may be granted to recipients of Awards to help defray taxes due as a result of the Awards. The terms and conditions of loans and supplemental cash awards, including the interest rate which may be zero, and whether any loan will be forgiven, are determined by the Board of Directors.

       TERMINATION OF EMPLOYMENT. Generally, upon termination of a recipient's employment or relationship with the Company, stock options and SARs remain exercisable for a period of three months (one year if termination is due to death or disability) to the extent that they were exercisable at the time of termination, and unvested shares under outstanding restricted stock awards vest immediately except in the case of a voluntary resignation or termination for cause (as defined in the Incentive Plan). Stock options, SARs and other Awards that are not exercisable at the time of termination automatically terminate, and payments or benefits under deferred stock awards, performance awards and supplemental cash awards that are not irrevocably due at the time of termination are forfeited.

       CHANGE IN CONTROL. Upon a change in control of the Company (as defined in the Incentive Plan), all outstanding options and SARs become fully exercisable, all unvested shares under outstanding restricted stock awards vest, and all conditions on deferred stock awards, performance awards and supplemental cash awards that relate only to the passage of time and continued employment lapse, in all cases effective six months after the change in control or upon an earlier involuntary termination of employment without cause. The pre-change in control Board of Directors of the Company may elect, however, to suspend operation of some or all of the change in control acceleration provisions.

       SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. This discussion, which is based upon federal income tax as currently in effect, summarizes certain federal income tax consequences associated with the Incentive Plan. The tax consequences to executive officers, directors, and to others subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be different from those summarized below.

       No taxable income is realized upon the grant of a stock option or SAR, nor upon the exercise of an ISO except to the extent that the exercise may result in alternative minimum tax liability. Upon the exercise of a nonqualified option, the recipient realizes ordinary income equal to the fair market value on the date of exercise minus the exercise price of the option shares. Upon the exercise of a SAR, the recipient realizes ordinary income equal to the amount of cash and fair market value of any shares of Common Stock received. If restricted or deferred shares of Common Stock are used to settle a stock option or SAR, however, then the realization of income may be deferred. Upon a disposition of shares acquired by exercise of a stock option or SAR, the gain or loss generally constitutes a capital gain or loss. In the case of a disposition of ISO shares within one year after the date of exercise or within two years after the date of grant, the difference between the fair market value on the date of exercise and the exercise price constitutes ordinary income, and any additional gain above the fair market value on the date of exercise constitutes a capital gain.

       Upon the grant of an unrestricted stock award, the recipient realizes ordinary income equal to the fair market value on the date of grant minus the price paid for the shares awarded. A recipient of a restricted stock award realizes ordinary income only as and when the shares vest, and a recipient of a deferred stock award realizes ordinary income only when the shares are actually transferred. The ordinary income realized on each vesting or transfer date equals the fair market value on that date less the price paid for the shares. A recipient of a restricted stock award may, however, choose or be required by the terms of the award to elect under Section 83(b) of the Internal Revenue Code to have the ordinary income associated with all of the restricted shares realized and measured on the date of grant. The recipient who makes such an election and later forfeits restricted shares may not claim a loss for tax purposes.

       The tax consequences of a performance award depend upon the nature of the underlying Award earned if and when the performance goals are achieved. Generally, loans made under the Incentive Plan do not result in taxable income to the recipient. If the interest rate is lower than certain rates specified under the Internal Revenue Code, however, then ordinary income may be imputed to the recipient. Forgiveness of all or part of a loan also results in ordinary income to the recipient. The recipient of a supplemental cash award realizes ordinary income equal to the amount received.

       Generally, whenever a recipient realizes ordinary income, a corresponding deduction is available to the Company. Under the Revenue Reconciliation Act of 1993, however, the Company will be denied a deduction for certain compensation exceeding $1,000,000 paid to its chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance based compensation.

       SHAREHOLDER APPROVAL. There are two reasons for seeking shareholder approval of the Incentive Plan. The first reason is to satisfy federal income tax law requirements relating to ISOs and requirements relating to performance based compensation, both of which include shareholder approval. The second reason is to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, which include shareholder approval. If the Rule 16b-3 requirements are satisfied, then neither the grant of stock options, SARs or stock awards under the Incentive Plan, nor the transfer of shares to pay an option exercise price under the Incentive Plan

(subject to certain conditions) will trigger the provisions of Section 16(b) of the Exchange Act regarding "short-swing" profits. If the stockholders do not approve the Incentive Plan, then the Incentive Plan will not become effective.

       THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL THREE.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS


REPORT OF THE BOARD OF DIRECTORS

       In November 1995, the Board of Directors of the Company re-established a Compensation Committee. The Committee currently consists of Messrs. Rubin and Adelberg. For 1995, the Board of Directors reviewed the compensation of executive officers, made decisions regarding executive compensation and administered the Company's employee stock option plans.

       The Company's compensation policies for executive officers are to (i) provide compensation packages, so as to attract, motivate and retain executives,
(ii) link a significant portion of compensation to financial results, so as to reward successful performance, and (iii) provide long-term equity based compensation, so as to further align the interests of executives with those of the shareholders and further reward success and performance. The principal components of the Company's executive compensation are base salary, incentive compensation and stock options.

       In determining compensation levels, the Company considers compensation packages offered by similar sized companies within the athletic footwear
industry.   Compensation levels for individual executive officers may be more or less than those offered by such other companies, depending on a subjective assessment of individual factors, such as the executive's position, skills, achievements, tenure with the Company and historical compensation levels.

       The Company has employment agreements with Dennis F. DiDominicis as President, Steven A. Wolf as Chief Financial Officer and Sheri Poe as Founder and Spokesperson. Mr. DiDominicis' agreement, which was effective as of September 25, 1995, has an initial term of five years, subject to automatic annual extensions. Mr. Wolf's and Ms. Poe's agreements, which were effective as of August 1, 1995, have initial terms of three years, subject to automatic annual extensions. Pursuant to the agreements, total compensation is divided into three primary components: base salary, bonus and stock options. The award of bonuses and stock options serve as incentives for superior performance and are based upon both the performance of the executives and the Company. Compensation of the named executive officers for fiscal 1995 was determined in accordance with the employment agreements as described herein.

       The Company does not have an employment agreement with Michael G. Rubin who joined the Company on July 31, 1995 and who serves as the Company's Chief Executive Officer and Chairman of the Board without compensation.

       Under the stock option plans established by the Company, stock options are periodically granted to employees at the discretion of the Board of Directors or Compensation Committee. It is contemplated that executives of the Company will be eligible to receive stock option grants, subject to individual performance and the performance of the Company as a whole.

       During 1995, the Company's President, Chief Financial Officer and Spokesperson were granted a total of 1,200,000 options to purchase Common Stock at exercise prices ranging from $.46875 to $.50 per share.

       Section 162(m) of the Internal Revenue Code generally denies deduction to any publicly held company such as the Company for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers, excluding among other things certain performance-based compensation. The Company has been advised that stock options granted before the adoption of Section 162(m) are not subject to the limit on deductions and that its general stock option grants will qualify for the performance based exclusion. The Company has not yet recommended any change to the Company's executive compensation policies and plans as a result of Section 162(m), but the Compensation Committee will continue to evaluate the impact of recently finalized tax regulations to ensure that the Company's executive compensation plans most effectively serve the interests of the Company and its shareholders.

                                                                Michael G. Rubin
                                                             Kenneth J. Adelberg
                                                                       Sheri Poe


SUMMARY COMPENSATION TABLE

       The following table sets forth certain information regarding compensation paid to the Chief Executive Officer of the Company, and to each of the three other most highly compensated executive officers of the Company, for services rendered in all capacities to the Company during 1995 (collectively, the "named executive officers").

                                                                                     LONG TERM
                                                             ANNUAL COMPENSATION    COMPENSATION
                                                            ---------------------  --------------
                                                                                     SECURITIES
                                                                                     UNDERLYING
           NAME AND PRINCIPAL POSITION         FISCAL YEAR  SALARY ($)  BONUS ($)     OPTIONS #
  -------------------------------------------  -----------  ----------  ---------  --------------
  Michael G. Rubin /(1)/....................       1995         --         --           --
   Chief Executive Officer and Chairman of
    the Board

  Dennis F. DiDominicis /(2)/...............       1995    $45,688     $1,500         500,000
    President

  Steven A. Wolf /(3)/......................       1995    $44,687     $1,500         200,000
    Chief Financial Officer

  Sheri Poe.................................       1995   $120,833     $1,000         500,000
    Founder, Spokesperson
                                                   1994   $150,000         --         370,000

                                                   1993   $150,000         --         150,000

_____________________

(1) Mr. Rubin joined the Company on July 31, 1995 and is serving as the Company's Chief Executive Officer and Chairman of the Board without compensation.
(2) Mr. DiDominicis joined the Company on September 25, 1995. His annual base salary is $165,000.
(3) Mr. Wolf joined the Company on August 1, 1995. His annual base salary is $97,500.

EMPLOYMENT AGREEMENTS

       Dennis F. DiDominicis. On September 25, 1995, the Company entered into an employment agreement with Dennis F. DiDominicis, President of the Company, for an initial term of five years, subject to automatic annual extensions. Pursuant to the terms of Mr. DiDominicis' employment agreement, Mr. DiDominicis is entitled to receive (i) an annual base salary of $165,000 which will be increased $5,000 each year commencing in calendar year 1997, (ii) an annual bonus based on Mr. DiDominicis' achievement of specified performance goals as determined by the Company's Board of Directors, and (iii) other benefits similar to those provided to the Company's other officers. Pursuant to the employment agreement, Mr. DiDominicis is also entitled to receive a car allowance of $6,000 per year and has been granted a five-year option to purchase 500,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the underlying Common Stock on the date of the grant, of which
(i) 50,000 shares shall automatically vest on each of the first, second, third, fourth and fifth yearly anniversaries of September 25, 1995, and (ii) 50,000 shares shall vest on each of the first, second, third, fourth and fifth yearly anniversaries of December 31, 1995 based on the achievement by Mr. DiDominicis of performance goals to be established by the Company's Board of Directors.

       Mr. DiDominicis' employment agreement may be terminated by the Company with or without cause which is defined to include, among other things, the willful failure or refusal by Mr. DiDominicis to comply with explicit directions of the Board of Directors or to render the services required by the employment agreement, willful breach or habitual neglect in the performance of his duties, conviction of a felony or fraud or embezzlement involving assets of the Company. In the event of termination without cause by the Company, Mr. DiDominicis will be entitled to receive a lump sum amount in cash equal to one-half of his then current annual base salary less any amounts owed to the Company. In the event of termination by the Company for any other reason, Mr. DiDominicis will be entitled to receive any unpaid salary and benefits through the date of termination. Under the employment agreement, Mr. DiDominicis is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Mr. DiDominicis is prohibited from soliciting employees of the Company or engaging or participating in any business which competes with the Company while he is employed by the Company and for one year thereafter.

       Steven A. Wolf. On August 1, 1995, the Company entered into an employment agreement with Steven A. Wolf, Vice President of Finance and Chief Financial Officer of the Company, for an initial term of three years, subject to automatic annual extensions. Pursuant to the terms of Mr. Wolf's employment agreement, Mr. Wolf is entitled to receive (i) an annual base salary of $97,500, subject to annual adjustments determined by the Company's Board of Directors,
(ii) incentive compensation up to 35% of his base salary based on sales and/or profit projections for the Company and based on his performance as determined by the Board of Directors, and (iii) other benefits similar to those provided to the Company's other officers. Pursuant to the employment agreement, Mr. Wolf has been granted a five-year option to purchase 200,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the underlying Common Stock on the date of the grant, of which 50,000 shares shall vest on the date of grant and 50,000 shares on each of the first, second, and third yearly anniversaries of August 1, 1995.

       Mr. Wolf's employment agreement may be terminated by the Company with or without cause which is defined identically to Mr. DiDominicis' employment agreement described above. In the event of termination without cause by the Company, Mr. Wolf will be entitled to receive a lump sum amount in cash equal to five-twelfths of his then current annual base salary less any amounts owed to the Company and to have any unvested stock options accelerate and become fully exercisable. In the event of termination by the Company for any other reason, Mr. Wolf will be entitled to receive any unpaid salary and benefits through the date of termination. Under the employment agreement, Mr. Wolf is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Mr. Wolf is prohibited from soliciting employees of the Company or engaging or participating in the technical women's athletic footwear business while he is employed by the Company and for one year thereafter.

       Sheri Poe. On August 1, 1995, the Company entered into a new employment agreement with Sheri Poe, the Founder and Spokesperson of the Company, for an initial term of three years, subject to automatic annual extensions. Pursuant to the terms of Ms. Poe's employment agreement, Ms. Poe is entitled to receive an annual base salary of $100,000, subject to adjustment as set forth below:


               BASE SALARY              AGREEMENT TIME PERIOD
            --------------------     ---------------------------
                  $100,000                1 through 6 months
                  $120,000                7 through 18 months
                  $127,500               19 through 30 months
                  $135,000/(1)/          31 through 36 months

___________________

(1) Subject to increase by $10,000 if the Company's pre-tax net income is determined to be $500,000 or more, after all bonuses and accruals for the year ending December 31, 1997.


       For each fiscal year commencing with the year ending on December 31, 1995, Ms. Poe is entitled to receive a cash bonus equal to one and one-half (1 1/2%) percent of the Company's pre-tax income after all bonuses required to be paid by the Company pursuant to written agreements and related accruals. In addition, for the year ending December 31, 1997, if the Company's pre-tax income after all bonuses required to be paid by the Company pursuant to written agreements and related accruals is determined to for $500,000 or more, Ms. Poe is entitled to receive an additional cash bonus of $10,000. Ms. Poe is also entitled to receive benefits similar to those provided to the Company's other officers. The Company maintains for its benefit a $4 million term insurance policy on the life of Ms. Poe.

       Ms. Poe's employment agreement may be terminated by the Company with or without cause which is defined identically to Mr. DiDominicis' employment agreement described above. In the event Ms. Poe's employment is terminated without cause, the Company will be obligated to pay Ms. Poe as severance pay (i) a lump sum equal to one-half of her current base salary and the Company will release certain restrictions imposed on Ms. Poe relating to the sale of Common Stock of the Company owned by her, or (ii) a lump sum amount equal to 75% of her current base salary, plus 50% of her base salary for the balance of the agreement term, in which case Ms. Poe will continue to be bound by certain restrictions relating to the sale of Common Stock of the Company owned by her. The employment agreement may also be terminated by Ms. Poe for good reason, which includes, among other things, a significant change of her duties, the termination of her membership on the Executive Committee of the Board of Directors, a reduction in her annual base salary or upon a change of control of the Company.

       As part of her new employment agreement, the option to purchase 250,000 shares which was granted to Ms. Poe on June 1, 1994 was modified and a new stock option to purchase 500,000 was granted to her. The new option vests over a four-year period, and 200,000 of the shares subject to the new option are subject to the achievement of certain milestones. Under the employment agreement, Ms. Poe is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Ms. Poe is prohibited from soliciting employees of the Company or engaging or participating in any business which competes with the Company while she is employed by the Company and for one year thereafter.

OPTION GRANTS

       The following table sets forth certain information concerning options granted during 1995 to the executive officers named in the Summary Compensation Table. The following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date), based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.


                         OPTION GRANTS IN FISCAL 1995

                                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                                     AT ASSUMED ANNUAL
                                                                                                    RATES OF STOCK PRICE
                                                                                                      APPRECIATION FOR
                                           INDIVIDUAL GRANTS                                          OPTION TERM (1)
                           -----------------------------------------------------------------    ---------------------------
                             NUMBER OF
                            SECURITIES       PERCENT OF TOTAL
                            UNDERLYING       OPTIONS GRANTED       EXERCISE
                              OPTIONS        TO EMPLOYEES IN        PRICE      EXPIRATION
       NAME                  GRANTED #         FISCAL YEAR        ($/SHARE)       DATE             5% ($)         10% ($)
- -----------------------    -------------    ------------------  ------------  --------------    ----------     ------------
Michael G. Rubin.......           --                --             --                 --              --              --

Dennis F. DiDominicis..      500,000             38.91%           $0.50         09/18/00         $69,070        $152,628

Steven A. Wolf.........      200,000             15.56%           $0.46875      07/31/00         $25,901         $57,235

Sheri Poe..............      500,000             38.91%           $0.46875      07/31/00         $64,753        $143,088

_______________________

(1) Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

       No options were exercised in 1995 by any of the executive officers named in the Summary Compensation Table above. The following table sets forth, for each of such executive officers, the number and value of options held at December 31, 1995.



                  AGGREGATED OPTION EXERCISES IN FISCAL 1995
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                    OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                                                 DECEMBER 31, 1995              DECEMBER 31, 1995 (1)
                                                           ------------------------------   ------------------------------
                           SHARES ACQUIRED     VALUE
         NAME                ON EXERCISE      REALIZED     EXERCISABLE      UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
- -----------------------   ----------------   ----------    ------------     -------------   -----------    -------------
Michael G. Rubin.......         --               --              --               --            --               --

Dennis F. DiDominicis..         --               --              --             500,000         --               --

Steven A. Wolf.........         --               --          50,000             150,000         --               --

Sheri Poe..............         --               --         395,000             625,000         --               --

_________________________________

(1) Calculated by determining the difference between the deemed fair value of the securities underlying the options on December 31, 1995 and the exercise price. Since there was no difference between the deemed fair value and the exercise price on December 31, 1995, the value of unexercised options were not in-the-money.


CERTAIN TRANSACTIONS WITH MANAGEMENT

       The Company relocated to King of Prussia, Pennsylvania in August 1995 where it maintains its executive offices in a 5,000 square foot portion of a 75,000 square foot facility subleased from KPR Sports International, Inc. ("KPR"), an affiliate of MR Acquisitions, L.L.C. ("MR Acquisitions"), a company wholly-owned indirectly by Michael G. Rubin, the Company's Chairman and Chief Executive Officer. Under this sublease, the Company has the right to use warehouse space at this facility. Pursuant to the sublease, charges are approximately $4,000 per month for use of these facilities and certain warehousing services, and the remaining term of the sublease is one and one-half years. Any other costs related to the use of the joint facility or for other services provided by MR Acquisitions or its affiliates will be charged to the Company on an arm's-length basis and will be subject to approval by a special committee of the Board of Directors comprised of disinterested directors.

       On July 31, 1995, the Company borrowed the sum of $851,440 from KPR in the form of a secured subordinated loan with interest at the prime rate plus one percent and repayment terms coincident with the revolving credit facility with the Company's principal lender. For 1995, the Company paid $34,555 in interest to KPR. Under the Company's existing revolving credit facility, MR Acquisitions is responsible for making future subordinated loans or capital infusions or causing them to occur, in amounts substantially equal to any losses incurred by the Company subsequent to July 31, 1995, so that the Company's capital funds (as described in the loan documents) are maintained at a minimum of $2,000,000.

       MR Acquisitions, through KPR, has made available to the Company, a letter of credit facility in the amount of $2,000,000. This facility is used by the Company to finance the purchase of manufactured inventory through KPR on the Company's behalf, at KPR's cost, from overseas vendors. Through this facility, during 1995, the Company purchased inventory from KPR for $256,892.

       During 1995, KPR advanced a total of $172,591 to the Company on a temporary basis, all of which, except for $2,043, had been repaid as of December 31, 1995. In September 1995, the Company sold footwear to KPR for $85,254. These goods were prior season's merchandise which were sold at negotiated terms on an arms-length basis. In July 1995, the Company sold certain warehouse equipment to KPR for approximately $15,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDE TRANSACTIONS

       From January 1, 1995 until July 31, 1995, the Compensation Committee consisted of Susan E. Engel and Richard S. Humphrey, Jr., both of whom resigned from the Committee on July 31, 1995. Neither Ms. Engel nor Mr. Humphrey was an officer or employee or a former officer or employee of the Company. Although the Compensation Committee was re-established in November 1995, and currently consists of Michael G. Rubin and Kenneth J. Adelberg, from July 31, 1995 through December 31, 1995, the Board of Directors determined executive officer compensation. Both Michael G. Rubin and Sheri Poe are officers and/or employees of the Company, but Mr. Rubin receives no compensation.

       During 1995, the Company had no compensation committee "interlocks" -- meaning that it was not the case that an executive officer of the Company served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of the Compensation Committee or the Board of Directors of the Company.

STOCK PERFORMANCE GRAPH

       The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends, if any) to Ryka's shareholders during the five-year period ended December 31, 1995, as well as an overall stock market index (CRSP Index for NASDAQ Stock Market - U.S. Companies) and a self-determined peer group consisting of companies that Management believes to be in a similar business (Timberland Co., Wolverine World Wide Inc., Penobscot Shoe Co., K-Swiss, Inc., Sam & Libby, Inc. and Hyde Athletic Industries, Inc.). The data points used for the performance graph are listed in the table below.

COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, PEER GROUP AND BROAD MARKET

PERFORMANCE GRAPH DATA POINTS

- ----------------------------- FISCAL YEAR ENDING -------------------------------
COMPANY                     1990     1991     1992     1993     1994     1995

RYKA INC                       100    188.87   555.46   188.87   199.96   177.75
PEER GROUP                     100    120.74   126.65   242.50   164.79   199.28
BROAD MARKET                   100    128.38   129.64   155.50   163.26   211.77

SOURCE:   MEDIA GENERAL FINANCIAL SERVICES


                       [PERFORMANCE GRAPH APPEARS HERE.]

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

       The accounting firm of Margolis & Company P.C. has acted as the Company's independent accountants for the fiscal year ended December 31, 1995 and has been selected by the Board of Directors to serve as the Company's independent accountants for 1996. The selection of the Company's independent accountants is not being submitted to shareholders because there is no legal requirement to do so. Margolis & Company P.C.'s services to the Company for 1995 included the audit of the Company's annual consolidated financial statements, reviews of the Company's federal income tax returns and consultation on other business matters.

       Effective August 23, 1995, the Company notified the accounting firm of Coopers & Lybrand L.L.P. that the Audit Committee of the Board of Directors had voted to dismiss the firm as the Company's independent accountants for the fiscal year ending December 31, 1995. Coopers & Lybrand L.L.P. had served as the Company's independent public accountants for each of the fiscal years ended December 31, 1993 and 1994. In connection with the audits of the Company's financial statements for the years ended December 31, 1993 and December 31, 1994, the report for each of those years included a modification concerning the Company's ability to continue as a going concern. In connection with the audits of the Company's financial statements for the years ended December 31, 1993 and December 31, 1994, there were no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Coopers & Lybrand L.L.P. did not advise the Company that it questioned the fairness, accuracy, or reliability of the Company's financial statements, management's representations, internal controls or prior audits.

       The Company filed a Current Report on Form 8-K dated August 23, 1995 on August 28, 1995 as amended on October 13, 1995 reporting the change in the Company's independent auditors from Coopers & Lybrand L.L.P. to Margolis & Company P.C.

       A representative of Margolis & Company P.C. is expected to be present at the 1996 Annual Meeting, to have the opportunity to make a statement if he desires to do so, and to be available to respond to appropriate questions.


                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by the Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

       To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that Messrs. Adelberg, DiDominicis and Wolf and Ms. Poe each failed to file a Form 5.


                                 OTHER MATTERS

       As of the date hereof, the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Exchange Act, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.


         SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

       Shareholder proposals intended to be presented at the 1997 Annual Meeting must be submitted by January 22, 1997 to receive consideration for inclusion in the Company's 1997 proxy materials.


       EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO THE CORPORATE SECRETARY, AT 555 SOUTH HENDERSON ROAD, SUITE B, KING OF PRUSSIA, PENNSYLVANIA 19406.


                                   By Order of the Board of Directors



                                   STEVEN A. WOLF
                                   Secretary

                                  RYKA, INC.
             1996 Annual Meeting of Shareholders -- June 19, 1996
                SOLICITED ON BEHALF OF THE COMPANY AND APPROVED
                           BY THE BOARD OF DIRECTORS

       The undersigned hereby constitutes and appoints Michael G. Rubin and Kenneth J. Adelberg and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of Ryka, Inc. to be held on the 19th day of June, 1996 and at any postponement or adjournment thereof, and to vote all of the shares of Ryka, Inc. that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

          1.   ELECTION OF DIRECTORS

               [_]  FOR the election of Michael G. Rubin, Sheri Poe and Kenneth
                    J. Adelberg as directors for a term of one year.

                    To withhold authority to vote for all directors, please check this box [_].

                    To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

                    ____________________________________________________________


          2.   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

               [_] FOR             [_] AGAINST        [_] ABSTAIN

          3.   PROPOSAL TO APPROVE THE COMPANY'S 1996 EQUITY INCENTIVE PLAN

               [_] FOR             [_] AGAINST        [_] ABSTAIN



                    (Please date and sign on reverse side)

       This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR Items 1, 2 and 3.

   A majority of the proxy agents present and acting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

   Receipt of the Company's 1995 Annual Report to Shareholders and the Notice of the 1996 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.


                                      Date:______________________________, 1996
                                              (Please date this Proxy)



                                      __________________________________________



                                      __________________________________________
                                      (Signature(s))

   It would be helpful if you signed your name exactly as it appears hereon, indicating any official position or representative capacity. If shares are registered in more than one name, all owners must sign.

   Please date and sign this proxy and return it promptly in the enclosed postage paid envelope.